EXHIBIT 99
News Release	For further information contact: Jeff Elliott or Geralyn DeBusk Halliburton Investor Relations 972-458-8000

Dave & Buster’s, Inc. Reports a 5.3 Percent Increase in Comparable Store Sales
and a 31.7 Percent Increase in Adjusted EBITDA for its Fiscal 2007 Second Quarter

DALLAS—September 18, 2007—Dave & Buster's, Inc., a leading operator of upscale restaurant/entertainment complexes, today announced results for its 2007 second quarter ended August 5, 2007.

Total revenues increased 6.9% to $131.7 million in the second quarter of 2007, compared to $123.2 million in the second quarter of 2006. This revenue growth was comprised primarily of a 5.3% increase in comparable store sales, which now includes the previously acquired Jillian’s stores. Total Food and Beverage revenues increased 4.4%, while revenues from Amusements and Other increased 9.9%.

EBITDA (Modified) for the second quarter of 2007 of $18.4 million exceeded prior year EBITDA (Modified) of $12.0 million by 53.8%. Adjusted EBITDA, which excludes Startup costs and other non-recurring charges, increased 31.7% to $18.9 million, versus $14.3 million in the second quarter of fiscal 2006.

Total revenues for the 26-week period increased 6.9% to $267.1 million from $250.0 million for the comparable period last year. This revenue growth was comprised primarily of a 4.5% increase in comparable store sales, which now includes the previously acquired Jillian’s stores. Total Food and Beverage revenues increased 5.7%, while revenues from Amusements and Other increased 8.3%.

EBITDA (Modified) for the 26-week period of $37.2 million exceeded prior year EBITDA (Modified) of $26.6 million by 39.8%. Adjusted EBITDA, which excludes Startup costs and other non-recurring charges, increased 27.8% to $41.3 million, versus $32.3 million for the comparable period last year.

“We are thrilled with our results for the first half of the year,” stated Steve King, the Company’s Chief Executive Officer. “Effectively communicating our unique combination of food, drink and games continues to translate into strong sales performance across the country. Our operating team’s focus on implementing key initiatives helped to deliver a great sales performance and outstanding margin improvement.”

Non-GAAP Financial Measures
A reconciliation of EBITDA (Modified) and Adjusted EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the attachment to this release.

The Company will hold a conference call to discuss second quarter results on Tuesday, September 18, 2007, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). To participate in the conference call, please dial (866) 765-2661 a few minutes prior to the start time and reference code # 16719072. Additionally, a live and archived webcast of the conference call will be available on the Company's Web site, www.daveandbusters.com.

Celebrating over 24 years of operations, Dave & Buster's was founded in 1982 and is one of the country's leading upscale restaurant/entertainment concepts in the United States and in Canada. The Company is proud to announce the September 17, 2007 opening of its newest store, which is located in Tempe, Arizona. The Tempe location is the 49th Company-operated store in North America. More information on the Company is available on the Company's Web site, www.daveandbusters.com.

The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by our level of indebtedness, general business and economic conditions, the impact of competition, the seasonality of the company’s business, adverse weather conditions, future commodity prices, guest and employee complaints and litigation, fuel and utility costs, labor costs and availability, changes in consumer spending, changes in demographic trends, unfavorable publicity, our ability to open new complexes, acts of God, and governmental regulations.

DAVE & BUSTER’S, INC.
Condensed Consolidated Balance Sheets
(in thousands)

ASSETS	August 5, 2007	February 4, 2007
	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$17,795	$10,372
Other current assets	28,594	28,338
Total current assets	46,389	38,710

Property and equipment, net	305,194	316,840

Intangible and other assets, net	150,373	151,263

Total assets	$501,956	$506,813

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$68,909	$70,140

Other long-term liabilities	83,595	86,593

Long-term debt, less current liabilities	252,875	253,375

Stockholders’ equity	96,577	96,705

Total liabilities and stockholders’ equity	$501,956	$506,813

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	13 Weeks Ended August 5, 2007 (Successor)		13 Weeks Ended July 30, 2006 (Successor)

Food and beverage revenues	$70,350	53.4%	$67,374	54.7%
Amusement and other revenues	61,315	46.6%	55,777	45.3%
Total revenues	131,665	100.0%	123,151	100.0%

Cost of products	26,259	19.9%	25,629	20.8%
Store operating expenses	78,719	59.8%	75,038	60.9%
General and administrative expenses	8,780	6.7%	9,687	7.9%
Depreciation and amortization	12,809	9.7%	11,455	9.3%
Startup costs	299	0.2%	821	0.7%
Total operating expenses	126,866	96.3%	122,630	99.6%

Operating income	4,799	3.7%	521	0.4%
Interest expense, net	6,347	4.8%	6,525	5.3%

Loss before provision for income taxes	(1,548)	(1.1)%	(6,004)	(4.9)%
Benefit for income taxes	(867)	(0.7)%	(2,129)	(1.7)%
Net loss	$(681)	(0.4)%	$(3,875)	(3.2)%

Other information:
Company operated stores open at end of period	48		47

The following table sets forth a reconciliation of net loss to EBITDA (Modified) and Adjusted EBIDTA for the periods shown:

Total net loss	$(681)		$(3,875)
Add back: Benefit for income taxes	(867)		(2,129)
Interest expense, net	6,347		6,525
Depreciation and amortization	12,809		11,455
Loss (gain) on asset disposal	454		(8)
Stock-based compensation	342		—
EBITDA (Modified) (1)	18,404		11,968
Add back: Startup costs	299		821
Wellspring expense reimbursement	187		303
Non-recurring Expenses:
Transaction costs	—		479
Change in control expense	—		770
Adjusted EBITDA (1)	$18,890		$14,341

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	26 Weeks Ended August 5, 2007 (Successor)		26 Weeks Ended July 30, 2006 (Combined)

Food and beverage revenues	$144,174	54.0%	$136,438	54.6%
Amusement and other revenues	122,954	46.0%	113,556	45.4%
Total revenues	267,128	100.0%	249,994	100.0%

Cost of products	52,896	19.8%	51,506	20.6%
Store operating expenses	156,603	58.6%	149,533	59.8%
General and administrative expenses	21,499	8.0%	19,246	7.7%
Depreciation and amortization	25,412	9.5%	22,524	9.0%
Startup costs	357	0.1%	3,107	1.2%
Total operating expenses	256,767	96.0%	245,916	98.3%

Operating income	10,361	4.0%	4,078	1.7%
Interest expense, net	13,921	5.2%	12,418	5.0%

Loss before provision for income taxes	(3,560)	(1.2)%	(8,340)	(3.3)%
Benefit for income taxes	(2,044)	(0.7)%	(2,923)	(1.1)%
Net loss	$(1,516)	(0.5)%	$(5,417)	(2.2)%

Other information:
Company operated stores open at end of period	48		47

The following table sets forth a reconciliation of net loss to EBITDA (Modified) and Adjusted EBIDTA for the periods shown:

Total net loss	$(1,516)		$(5,417)
Add back: Benefit for income taxes	(2,044)		(2,923)
Interest expense, net	13,921		12,418
Depreciation and amortization	25,412		22,524
Loss (gain) on asset disposal	638		(33)
Stock-based compensation	826		61
EBITDA (Modified) (1)	37,237		26,630
Add back: Startup costs	357		3,107
Wellspring expense reimbursement	375		303
Non-recurring Expenses:
Transaction costs	—		1,034
Change in control expense	3,337		1,245
Adjusted EBITDA (1)	$41,306		$32,319

NOTE

(1) EBITDA (Modified), a non-GAAP measure, is defined as net income (loss) before income tax expense (benefit), interest expense (net), depreciation, amortization, loss (gain) on asset disposal and stock-based compensation expense. Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA (Modified) plus startup costs, Wellspring expense reimbursement, non-cash and non-recurring charges. The company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, “EBITDA - Based Measures”) provide useful information to debt holders regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA - Based Measures are used by many investors, analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to “Consolidated EBITDA” as defined in our Senior Credit Facility and indentures relating to the Company’s senior notes. Neither of the EBITDA - Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. EBITDA (Modified) and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.